Exhibit 99.1

Morphic Announces Corporate Highlights and Financial Results for the Second Quarter 2022

Continued enrollment of EMERALD-1 phase 2a trial of MORF-057 in patients with ulcerative colitis

Announced key appointments and advancements in leadership team

Ended second quarter 2022 with $397.6 million in cash and equivalents

Cash runway extended into second half of 2025

WALTHAM, Mass. – August 3, 2022 – Morphic Therapeutic (Nasdaq: MORF), a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today reported corporate highlights and financial results for the second quarter of 2022.

Second Quarter 2022 and Recent Corporate Highlights

•Continued enrollment of EMERALD-1 (MORF-057-201) phase 2a study
◦EMERALD-1, an open-label multi-center study of MORF-057 enrolling up to 35 patients with moderate to severe ulcerative colitis (UC), who will receive 100 mg BID (twice daily), continues to progress as planned
◦EMERALD-2 (MORF-057-202), a global phase 2b double-blind randomized placebo-controlled trial of MORF-057, is now expected to begin in the fourth quarter of 2022 and top line results are expected in the first half of 2025
•Announced several key leadership appointments and promotions
◦Appointed Joanne Gibbons as Senior Vice President of Regulatory Affairs
▪Ms. Gibbons has nearly 25 years of experience in Regulatory Affairs and Clinical Development, both in the development of novel drugs and the expansion of marketed products
◦Named Dr. Bruce Rogers as President of Morphic Therapeutic
▪Dr. Rogers previously served as Morphic’s Chief Scientific Officer from 2016
▪Dr. Rogers has over 25 years of biopharmaceutical experience, including 18 years of experience in roles of increasing responsibility at Pfizer
◦Named Dr. Blaise Lippa as Chief Scientific Officer of Morphic
▪Dr. Lippa previously served as Morphic’s Senior Vice President of Molecular Discovery and was part of the founding team at Morphic
▪Dr. Lippa has over 20 years of experience in the biopharmaceutical industry, including time at Pfizer and Cubist, prior to its acquisition by Merck
•Advanced the Company’s research and development collaboration with Janssen, focused on an antibody activator of a high potential integrin target
•Concluded the Company’s research and development collaboration efforts with AbbVie
◦Morphic successfully delivered on the terms of the AVB6 collaboration and Morphic and AbbVie are in the process of drafting a joint publication for the AVB6 program

“Morphic is confidently climbing through a vital period in our development as the EMERALD clinical trials of MORF-057 in UC move forward flat out,” commented Praveen Tipirneni, MD, Chief Executive Officer of Morphic Therapeutic. “The EMERALD-1 phase 2a study is progressing according to plan and our esprit de corps continues to strengthen through several senior appointments. Most notably, we announced the promotion of two key longstanding and high performing executives, Bruce Rogers and Blaise Lippa, and the addition of our new SVP of Regulatory Affairs, Joanne Gibbons. With the additional capital raised in the second quarter and refined operating plans, we have bolstered our financial position and extended our cash-runway into 2025, well after the primary endpoint readout of the EMERALD-2 phase 2b study.”

Financial Results for the Second Quarter 2022

•Net income for the quarter ended June 30, 2022 was $26.8 million or $0.68 per share compared to a net loss of $27.8 million or $0.77 per share for the same quarter last year
•Revenue was $60.2 million for the quarter ended June 30, 2022, compared to $3.8 million for the same quarter last year. The increase was primarily due to the forthcoming conclusion of the collaboration with AbbVie which resulted in $57.7 million recognition of collaboration revenue in the quarter ended June 30, 2022
•Research and development expenses were $25.7 million for the quarter ended June 30, 2022, as compared to $24.6 million for the same quarter last year. The increase was primarily attributable to higher clinical and development costs along with higher pre-clinical and phase 2 clinical trial costs to support our lead product candidate MORF-057
•General and administrative expenses were $8.2 million for the quarter ended June 30, 2022, compared to $7.1 million for the same quarter last year. The increase was due to increased non-cash stock-based compensation expense and higher payroll costs

As of June 30, 2022, Morphic had cash, cash equivalents and marketable securities of $397.6 million, compared to $380.7 million as of March 31, 2022. We have updated our current operating plan with the receipt of $39.2 million in net proceeds raised under our ATM; the focusing and reduction in the scope of our partnered programs; a proactive pipeline prioritization and the implementation of increased operational efficiencies. Morphic believes its cash, cash equivalents and marketable securities as of June 30, 2022, will be sufficient to fund operating expenses and capital expenditure requirements into the second half of 2025.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a portfolio of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis, and cancer. Morphic is also advancing its pipeline and discovery activities in collaborations with Janssen and Schrödinger using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the MInT Platform’s ability to discover drug candidates, Morphic’s plans to develop and commercialize oral small-molecule integrin therapeutics and any proposed timing thereof, the initiation, execution and completion of MORF-057 phase 2 clinical trials, any expectations about safety, efficacy, timing and ability to commence or complete clinical studies and/or trials and to obtain regulatory approvals for MORF-057 and other candidates in development, the timing of further data presentation and the ability of MORF-057 to treat inflammatory bowel disease, including ulcerative colitis, or related indications. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties in this press release and other risks set forth in our filings with the Securities and Exchange Commission, including Morphic’s or a partner’s ability to complete a current or future clinical trial of any of our current or future product candidates, develop or obtain regulatory approval for or commercialize any product candidate, Morphic’s ability to protect intellectual property, the potential impact of the COVID-19 pandemic, and the sufficiency of our cash, cash equivalents and investments to fund our operations. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

-Financial Tables to Follow-

Morphic Holding, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Collaboration revenue	$60,236	$3,848	$62,618	$7,114
Operating expenses:
Research and development	25,652	24,552	52,115	43,165
General and administrative	8,234	7,139	15,825	13,091
Total operating expenses	33,886	31,691	67,940	56,256
Income (loss) from operations	26,350	(27,843)	(5,322)	(49,142)
Other income:
Interest income, net	482	35	669	63
Other income (expense), net	11	(7)	12	(20)
Total other income, net	493	28	681	43
Income (loss) before provision for income taxes	26,843	(27,815)	(4,641)	(49,099)
Provision for income taxes	(2)	—	(2)	—
Net income (loss)	$26,841	$(27,815)	$(4,643)	$(49,099)
Net income (loss) per share, basic	$0.70	$(0.77)	$(0.12)	$(1.41)
Net income (loss) per share, diluted	$0.68	$(0.77)	$(0.12)	$(1.41)
Weighted average common shares outstanding, basic	38,244,547	36,179,085	37,692,049	34,863,056
Weighted average common shares outstanding, diluted	39,554,651	36,179,085	37,692,049	34,863,056

Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 30, 2022	December 31, 2021
Assets
Cash, cash equivalents and marketable securities	$397,560	$408,135
Other current assets	9,059	10,199
Total current assets	406,619	418,334
Other assets	7,256	7,956
Total assets	$413,875	$426,290

Liabilities and Stockholders' Equity
Current liabilities	$19,684	$38,264
Long-term liabilities	6,201	51,327
Total liabilities	25,885	89,591
Total stockholders' equity	387,990	336,699
Total liabilities and stockholders' equity	$413,875	$426,290
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Contacts
Morphic Therapeutic
Chris Erdman
chris.erdman@morphictx.com
617.686.1718